UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 21, 2010 (September 17, 2010)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 17, 2010 Overstock.com, Inc. (the “Company”) entered into a Master Lease Agreement and a Financial Covenants Rider and related documents (collectively, the “Master Lease Agreement”) with U.S. Bancorp Equipment Finance, Inc. — Technology Finance Group (“Lessor”), an affiliate of U.S. Bank National Association, pursuant to which the Company sold certain personal property (the “Assets”) to Lessor for approximately $14.6 million and simultaneously leased the Assets back for a period of 48 months.  The Company has the right to repurchase the Assets at the end of the 48-month term for $1.00.  In addition, the Company has the right to repurchase the Assets and terminate the Master Lease Agreement twelve (12) months following the initial term, or under certain situations where there is a change in control where Lessor sells substantially all of its assets, or another entity comes to acquire more than 25% of the ownership interests of Lessor or Lessor’s parent.

The Master Lease Agreement allows the Company to place up to approximately an additional $10 million of personal property (the “Additional Assets”) in service prior to July 31, 2011, with Lessor purchasing any such Additional Assets and the Company leasing the Additional Assets from Lessor for a period of approximately 48 months.  The Company has the right to repurchase the Additional Assets at the end of the 48-month term for $1.00.  In addition, the Company has the right to repurchase the Additional Assets and terminate the Master Lease Agreement twelve (12) months following the initial term, or in the event of a change of control as explained above.

The Master Lease Agreement is a net lease.  All costs, expenses and liabilities associated with the Assets and Additional Assets are the responsibility of the Company.  Payments on the Master Lease Agreement will be due monthly.  The effective interest rate payable under the Master Lease Agreement is 6.25% on the initial $14.6 million, and will be determined by current four (4) year swap rates for Additional Assets.

The Financial Covenants Rider requires the Company to maintain a minimum Total Fixed Charge Coverage annualized ratio of at least 1.20:1.00, based on operating results, measured at the end of each fiscal quarter.  “Total Fixed Charge Coverage” is defined as the Company’s EBITDAR (which is defined to mean earnings before interest expense, tax expense, depreciation expense, amortization expense and rent [defined as payments for real property leases and other operating leases]) minus the aggregate amount of federal, state, local and/or foreign income taxes accrued minus declared dividends minus 50% of depreciation expense divided by the Company’s (rental expense plus interest expense plus required principal payments including capitalized leases on a trailing basis).

The Financial Covenants Rider also requires the Company to maintain a minimum liquidity (defined as cash plus marketable securities) of $30,000,000 in the aggregate (which amount includes any minimum liquidity required under the Financing Agreement described below) at all times on deposit with U.S. Bank National Association until all amounts owed under the Master Lease Agreement are paid in full, but provides that the Company is permitted to withdraw the funds on deposit with U.S. Bank National Association at the Company’s discretion, although its failure to maintain a minimum liquidity of $30,000,000 would be an Event of Default under the Master Lease Agreement.

The Master Lease Agreement and the Financial Covenants Rider are filed as exhibits to this Current Report on Form 8-K, and reference is hereby made to such documents for a more complete description of the terms thereof.

The Company is a party to a Financing Agreement (the “Financing Agreement”) dated as of December 22, 2009 with U.S. Bank National Association (“U.S. Bank”), and (ii) a Security Agreement with U.S. Bank (the “Security Agreement”) and related agreements described in the Financing Agreement and/or Security Agreement. In addition, the Company utilizes other commercial banking services from U.S. Bank or its affiliates, including treasury management services, investment management services, and purchase card services.

Concurrent with the Master Lease Agreement, on September 17, 2010, the Company and U.S. Bank entered into a Consent and Waiver agreement, a copy of which is filed as an exhibit to this report.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01               Other Events.

On September 21, 2010 the Board of Directors of the Company approved a $15 million increase to the Company’s previously-announced debt repurchase program.  With the increase, the Company may utilize up to approximately $20 million after the date of the authorization to repurchase a portion of its 3.75% senior convertible notes due December 2011 (“Senior Notes”).  The repurchases, if any, may be made through open market purchases or in private transactions.  A copy of the press release issued by the Company relating to the increase is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits

The following exhibits are furnished with this report:

(d)	Exhibits.	10.1	Master Lease Agreement dated as of September 17, 2010 and Financial Covenants Rider

		10.2	Consent and Waiver dated as of September 17, 2010

		99.1	Press release issued September 21, 2010

Certain statements contained in this Form 8-K may be “forward-looking statements.” Our Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010, our Quarterly Reports on Form 10-Q filed with the SEC on May 4, 2010 and August 5, 2010 and any subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements. In addition, there also may be additional risks that the Company does not currently know about or that it currently believes are immaterial which could also affect the accuracy of any such forward-looking statements or could impair the Company’s business or results of operations. You are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date:	September 21, 2010